As filed with the Securities and Exchange Commission on August __, 2008

Registration No. 333-150335

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post Effective Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FOAMEX INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	3086 (Primary Standard Industrial Classification Code Number)	05-0473908 (I.R.S. Employer Identification Number)

1000 Columbia Avenue

Linwood, Pennsylvania 19061

(610) 859-3000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Andrew R. Prusky, Esq.

Senior Vice President, Legal

1000 Columbia Avenue

Linwood, Pennsylvania 19061

(610) 859-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable on or after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-1 (Registration No. 333-150335) (the “Registration Statement”) of the Registrant, pursuant to which the Registrant commenced an offering of up to 117,384,615 shares of its common stock, par value $0.01 per share (the “Common Stock”), to lenders under its second lien term loan facility (the “Offering”).

The Offering commenced on June 24, 2008, was completed on August 12, 2008 and closed on August 15, 2008. The Company issued an aggregate of 31,723,012 shares of Common Stock in the Offering.

Pursuant to its undertaking in the Registration Statement, the Registrant is filing this post-effective amendment to remove from registration the securities registered under the Registration Statement that remained unsold at the end of the Offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Linwood, Pennsylvania on this 21st  day of August, 2008.

FOAMEX INTERNATIONAL INC.
By: /s/ John G. Johnson, Jr. John G. Johnson, Jr. Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on August 21, 2008 by the following persons in the following capacities.

Signature	Title
/s/ John G. Johnson, Jr. John G. Johnson, Jr.	Chief Executive Officer and Director (Principal Executive Officer)
* Robert M. Larney	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)
* Robert B. Burke	Director
Andrew A. Campbell	Director
* Seth Charnow	Director
* Eugene I. Davis	Director
* David J. Lyon	Director
* Gregory E. Poling	Director
* Thomas M. Hudgins	Director

*By:	/s/ John G. Johnson, Jr.
John G. Johnson, Jr.
Attorney-in-Fact